UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 1, 2023

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2023, BeiGene, Ltd. ( “BeiGene”) and its wholly-owned indirect subsidiary, BeiGene Switzerland GmbH, signed a Settlement and Termination Agreement (the “Agreement”) with Bristol-Myers Squibb Company (“BMS”), Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation, and Celgene Logistics Sàrl (collectively with BMS, “BMS-Celgene”), relating to the termination of the parties’ ongoing contractual relationships, the previously-disclosed ongoing arbitration proceeding at the International Chamber of Commerce between the parties concerning ABRAXANE® (the “Arbitration”), the License and Supply Agreement (the “LSA”), the Amended and Restated Quality Agreement (the “QA”), and the Share Subscription Agreement (the “SSA”), entered into by the parties in 2017 and 2018, as well as the release of claims arising from or relating to the LSA, QA, and SSA and other disputes and potential disputes between the parties.
Pursuant to the Agreement, the parties agreed to mutually dismiss the Arbitration and BMS-Celgene agreed to transfer 23,273,108 ordinary shares of BeiGene, which BMS-Celgene originally purchased from BeiGene in 2017, in each case subject to and in accordance with the terms and conditions of the Agreement and subject to the satisfaction of certain closing conditions. BeiGene does not have any payment obligations in respect of the transferred shares pursuant to the Agreement. Furthermore, the parties agreed to terminate the LSA and the QA, effective as of December 31, 2023, subject to BeiGene’s right to continue selling all inventory of Revlimid and Vidaza until sold out or December 31, 2024, whichever is earlier.
The Agreement provides for a settlement and release by each party of claims arising from or relating to the Arbitration, the LSA, the QA and the SSA, as well as other disputes and potential disputes between the parties, in each case subject to and in accordance with the terms and conditions of the Agreement and subject to the satisfaction of certain closing conditions.
The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which BeiGene intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.02. Results of Operations and Financial Condition.
On August 2, 2023, BeiGene announced its financial results for the three months ended June 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
In its press release dated August 2, 2023, BeiGene provided an update on the second quarter of 2023 as well as key business and pipeline highlights and anticipated upcoming milestones. The information in the press release set forth under the headings “Key Business and Pipeline Highlights”, “Anticipated Upcoming Milestones” and “Forward-Looking Statements” is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “BeiGene Reports Second Quarter 2023 Financial Results and Corporate Developments” issued by BeiGene, Ltd. on August 2, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
The portions of the press release set forth under Item 2.02 of this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit Index

Exhibit No.	Description
99.1	Press Release titled “BeiGene Accelerates Global Momentum with Strong Second Quarter 2023 Financial Results”, issued by BeiGene, Ltd. on August 2, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: August 2, 2023	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel